UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2011
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio	43725

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 18, 2011, the Compensation Committee and Board of Directors of Camco Financial Corporation (“Camco”) approved the award of options to acquire Camco stock to executive officers of Camco under the 2010 Incentive Award Plan. Each of the options vests over a period of five years. Each option has an exercise price of $2.15 per share and is subject to the terms and conditions of the Camco Financial Corporation 2010 Equity Plan and related Award Agreement. The form of Incentive Stock Option Award Agreement is attached hereto as Exhibit 10.1, and the form of Nonqualified Stock Option Award Agreement is attached hereto as Exhibit 10.2; each of which is incorporated herein by reference.
James E. Huston received 50,845 incentive stock options and 41,524 nonqualified stock options, David S. Caldwell received 7,264 incentive stock options and Kristina K. Tipton received 2,141 incentive stock options.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) — (c). Not applicable.

(d).	Exhibits.

Exhibit No.	Description

10.1	Form of Incentive Stock Option Award Agreement

10.2	Form of Nonqualified Stock Option Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: March 9, 2011